Execution Version
AMENDMENT AGREEMENT NO. 4
THIS AMENDMENT AGREEMENT NO. 4 (this “Amendment Agreement”), dated as of October 21, 2014, is entered into by and between MATTSON TECHNOLOGY, INC., a Delaware corporation, (the “Borrower”), the banks and other financial institutions or entities party hereto as Lenders, and SILICON VALLEY BANK, as the Issuing Lender (in such capacity, “Issuing Lender”) and as administrative agent and collateral agent for the Lenders party to the Credit Agreement referenced below (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement (defined below) and used herein shall have the meanings given to them in the Credit Agreement.
RECITALS
A.    The Borrower, the Lenders, the Issuing Lender and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 12, 2013, which was subsequently amended by a Waiver and Loan Modification Agreement dated as of September 25, 2013, a Waiver and Amendment Agreement dated as of February 4, 2014 and a Waiver and Amendment Agreement dated as of April 23, 2014 (as so amended, the “Credit Agreement”).
B.    The Borrower has requested certain amendments to the Credit Agreement described herein and, upon the terms and conditions set forth herein, the Lenders, the Administrative Agent and the Issuing Lender have agreed to make such amendments.
NOW THEREFORE, subject to the satisfaction of the conditions to effectiveness described in Section 2 of this Amendment Agreement, the parties hereto hereby agree as follows:
AGREEMENT
SECTION 1Amendments to the Credit Agreement. Except as otherwise indicated below, with effect from and after the Effective Date (as defined in Section 2 of this Amendment Agreement), the Credit Agreement shall be amended as follows:
(a)    New Definitions. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in their correct alphabetical order:
‘“Available Funds”: as of any date of determination, the sum of (a) the aggregate amount of unrestricted cash and Cash Equivalents held at such time by the Loan Parties in Deposit Accounts or Securities Accounts at SVB or subject to Control Agreements in favor of the Administrative Agent, plus (b) the Available Revolving Commitments as of such date.”
‘“Election Period”: as defined in Section 2.20(a).”
‘“Increase Effective Date”: as defined in Section 2.20(d).”
(b)    Definition of “Applicable Margin”. The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

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‘“Applicable Margin”: (a) with respect to Eurodollar Loans: 2.75%, (b) with respect to ABR Loans: 0.00%, and (c) with respect to the Letter of Credit Fee in Section 3.3(a): 2.75%.”
(c)    Definition of “Available Revolving Commitment”. The definition of “Available Revolving Commitment” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
‘“Available Revolving Commitment”: at any time, an amount equal to (a) the lower of (i) the Total Revolving Commitments in effect at such time, and (ii) the Borrowing Base in effect at such time, minus (b) the aggregate undrawn amount of all outstanding Letters of Credit at such time, minus (c) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time, minus (d) the aggregate principal balance of any Revolving Loans outstanding at such time.”
(d)    Definition of “Borrowing Base”. The definition of “Borrowing Base” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
‘“Borrowing Base”: as of any date of determination by the Administrative Agent, from time to time, an amount equal to the sum as of such date (without duplication) of up to (a) 85% of the book value of Eligible Accounts as of such date, plus (b) 50% of Eligible Inventory as of such date valued at the lower of cost (determined on a first in, first out basis) or market, plus (c) 85% of Eligible Advance Billings of the Borrower as of such date, less (d) the amount of any Reserves established by the Administrative Agent as of such date with respect to any of Eligible Accounts, Eligible Inventory and/or Eligible Advance Billings (including, for the avoidance of doubt, the Occupancy Charges Reserves taken in respect of Eligible Inventory), plus (e) an amount equal to four (4) times the Borrower’s aggregate Consolidated EBITDA for the two consecutive quarters most recently reported in a Compliance Certificate (if such number is a positive number); provided that (i) availability under clause (c) of this definition shall not exceed an amount equal to 20% of the aggregate amount of the Borrowing Base at such time, (ii) no Eligible Account shall be included in the Borrowing Base to the extent that such Eligible Account is otherwise reflected in the Borrowing Base as an Eligible Advance Billing, and (iii) no Eligible Inventory shall be included in the Borrowing Base to the extent that such Eligible Inventory is the subject of an Eligible Advance Billing that is otherwise reflected in the Borrowing Base.”
(e)    Definition of “Eurodollar Base Rate”. The definition of “Eurodollar Base Rate” in Section ] 1.1 of the Credit Agreement is hereby amended and restated as follows:
‘“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent by reference to the ICE Benchmark Administration (or any successor thereto if the ICE Benchmark Administration is no longer making a LIBOR rate available (“LIBOR”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period (as set forth by Bloomberg Information Service or any successor thereto or any other commercially available service selected by the Administrative

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Agent which provides quotations of LIBOR). In the event that the Administrative Agent determines that LIBOR is not available, the “Eurodollar Base Rate” shall be determined by reference to the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by SVB for deposits (for delivery on the first day of the relevant Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the Eurodollar Base Rate is then being determined with maturities comparable to such period, in the case of a Eurodollar Loan, as of approximately 11:00 A.M. (London, England time) two (2) Business Days prior to the beginning of such Interest Period.”
(f)    Definition of “Excluded Swap Obligation”. The definition of “Excluded Swap Obligation” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
‘“Excluded Swap Obligation”: with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee Obligation of such Guarantor with respect to, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 2.6 of the Guarantee and Collateral Agreement and any other “keepwell, support or other agreement” provided for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time such Guarantee Obligation of such Guarantor, or the grant by such Guarantor of such Lien, becomes effective with respect to such Swap Obligation. If such a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee Obligation or Lien is or becomes excluded in accordance with the first sentence of this definition.”
(g)    Definition of “Governmental Authority”. The definition of “Governmental Authority” in Section 1.1 of the Credit Agreement is hereby amended by inserted the following prior to the period at the end thereof:
“and any group or body charged with setting accounting or regulatory capital rules or standards (including the Financial Standards Board, the Bank for International Settlements, the Basel Committee on Banking Supervision and any successor or similar authority to any of the foregoing”
(h)    Definition of Liquidity Event. The Definition of Liquidity Event in Section 1.1 of the Credit Agreement is hereby amended and restated as follow:
““Liquidity Event”: any instance in which (a) the Consolidated Quick Ratio, as reflected in the most recent Liquidity Report delivered by the Borrower to the Administrative Agent pursuant to Section 6.2(b), is less than, (i) at any time from the Closing Date to the first anniversary of the Closing Date, 1.00:1.00, (ii) at any time from the first anniversary of the Closing Date to April 30, 2015, 1.15:1.00, and (iii) at

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any time from and after May 1, 2015, 1.35:1.00, or (b) the Borrower fails to deliver a completed Compliance Certificate to the Administrative Agent by no later than the date occurring two Business Days after the date required therefor pursuant to the terms of this Agreement. Any such Liquidity Event shall continue until the Borrower delivers a Compliance Certificate to the Administrative Agent indicating, to the reasonable satisfaction of the Administrative Agent, that a Liquidity Event has ceased to exist.
(i)    Definition of “Maximum Availability Amount”. The definition of Maximum Availability Amount in Section 1.1 of the Credit Agreement is hereby deleted.
(j)    Definition of “Qualified ECP Guarantor”. The definition of “Qualified ECP Guarantor” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
‘“Qualified ECP Guarantor”: in respect of any Swap Obligation, (a) each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee Obligation of such Guarantor provided in respect of, or the Lien granted by such Guarantor to secure, such Swap Obligation (or guaranty thereof) becomes effective with respect to such Swap Obligation, and (b) any other Guarantor that (i) constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder, or (ii) can cause another Person (including, for the avoidance of doubt, any other Guarantor not then constituting a “Qualified ECP Guarantor”) to qualify as an “eligible contract participant” at such time by entering into a “keepwell, support, or other agreement” as contemplated by Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”
(k)    Definition of “Revolving Termination Date”. The definition of “Revolving Termination Date” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
‘“Revolving Termination Date”: October 12, 2017.”
(l)    Section 2.4(b). Section 2.4(b) of the Credit Agreement is hereby amended by deleting “and subject to the Maximum Availability Amount in effect at any time”.
(m)    Section 2.4(f). A new Section 2.4(f) is hereby added to the Credit Agreement as follows:
“(f)    Early Termination Fee. In connection with any termination or reduction of the Total Revolving Commitments on or prior to December 31, 2014 for any reason (including pursuant to Section 2.5 or Section 8.2 hereof), Borrower shall pay to Administrative Agent for the account of the Lenders an early termination fee equal to 1% of the Total Revolving Commitments so terminated or reduced.”
(n)    Section 2.20. A new Section 2.20 is hereby added to the Credit Agreement as follows:

“2.20	Increase in Revolving Commitments.
(a)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders) at any time during the Revolving Commitment Period, the Borrower may request an increase in the Total Revolving Commitments by an amount not exceeding $25,000,000; provided that (i) such request for an increase shall be in a minimum amount of $5,000,000, and

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(ii) the Borrower may only make one such request. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period (such period, the “Election Period”) within which each Lender is requested to respond (which Election Period shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders) and the Administrative Agent shall promptly thereafter notify each Lender of the Borrower’s request for such increase in the Total Revolving Commitments and the Election Period during which each Lender is requested to respond to such Borrower request. Any such increase of the Revolving Commitments hereunder shall be on the same terms (including the pricing, and maturity date) as applicable, as and pursuant to documentation applicable to, the original Revolving Facility, except as may be mutually agreed upon between the Borrower, the Administrative Agent and the Lender(s) providing such increase.
(b)    Lender Elections to Increase. Each Lender shall notify the Administrative Agent by the end of the Election Period whether or not it agrees, in its sole and absolute discretion, to increase its respective Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Revolving Percentage of such requested increase. Any Lender not responding by the end of such Election Period shall be deemed to have declined to increase its respective Revolving Commitment.
(c)    Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent.
(d)    Effective Date and Allocations. If the Total Revolving Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.
(e)    Conditions to Effectiveness of Increase. As a condition precedent to such increase:
(i)    The Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of each such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrower, certifying that, before and after giving effect to such increase, (1) each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (y) that is qualified by materiality shall be true and correct, and (z) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and

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warranty shall have been true and correct in all material respects as of such earlier date, and (2) no Default or Event of Default exists;
(ii)    the Borrower shall deliver to any Lender providing an increase in the Revolving Commitments hereunder (or any new Lender providing such Revolving Commitment hereunder) any Notes requested by such Lender in connection with the making of such increased or new Revolving Commitment, and shall have executed any amendments to this Agreement and the other Loan Documents as may be required by the Administrative Agent to effectuate the provisions of this Section 2.20;
(iii)    the Borrower shall have paid to any Lender any fees required to be paid to such Lender in connection with the increased Revolving Commitment (or in the case of a new Lender, such new Revolving Commitment) hereunder; and
(iv)    the Borrower shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.15) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Percentages resulting from any non-ratable increase in the Revolving Commitments undertaken pursuant to this Section.
(f)    Distribution of Revised Commitments Schedule. The Administrative Agent shall promptly distribute to the parties an amended Annex I (which shall be deemed incorporated into this Agreement), to reflect any such changes in the Revolving Commitments of the existing Lenders, or the addition of any new Lenders and their respective Revolving Commitment amounts, and the respective Revolving Percentages resulting therefrom.
(g)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 or 10.1 to the contrary.
(h)    L/C Commitment and Total L/C Commitment. Any increase to the Total Revolving Commitments under this Section 2.20 shall have the effect of increasing the Total L/C Commitments by the same amount, with any Lender participating therein having such Lender’s L/C Commitment increase by the same amount (or, in the case of a new Lender, resulting in such Lender having an L/C Commitment in the amount of such new Lender’s Revolving Commitment).
(i)    Effect of Increase. Upon the increase in the Total Revolving Commitments under this Section 2.20, all references in this Agreement and in any other Loan Document (i) to the Revolving Commitment of any Lender shall be deemed to include any increase in such Lender’s Revolving Commitment pursuant to this Section 2.20, and (ii) to the Total Revolving Commitments and Total L/C Commitments shall be deemed to include the increase in the Total Revolving Commitment pursuant to this Section 2.20. The Revolving Loans, Revolving Commitments, Total Revolving Commitments and Total L/C Commitments that are subject to an increase under this Section 2.20 shall be entitled all of the benefits afforded by this Agreement and the other Loan Documents and shall benefit equally and ratably from any guarantees and security interests created by the Loan Documents.”

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(o)    Section 7.1(a). Section 7.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a)    Minimum Consolidated Quick Ratio. Subject to Section 7.1(c), permit the Consolidated Quick Ratio, determined as at the last day of each fiscal quarter specified below, to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Consolidated Quick Ratio
On or around June 30, 2014	1.00:1.00
On or around September 30, 2014	1.00:1.00
On or around December 31, 2014	1.00:1.00
On or around March 31, 2015	1.00:1.00
On or around June 30, 2015 and Thereafter	1.25:1.00”
(p)    Section 7.1(b). With retroactive effectiveness to September 28, 2014, Section 7.1(b) of the Credit Agreement shall be amended and restated in its entirety as follows:
“(b)    Minimum Consolidated EBITDA. Subject to Section 7.1(c), permit Consolidated EBITDA, determined as of the last day of each fiscal quarter of the Borrower (commencing with the fiscal quarter ending on or around September 30, 2014) with reference to the two consecutive fiscal quarter period of the Borrower then ended, to be less than $2,000,000.”
(q)    Section 7.1(c). A new Section 7.1(c) is hereby added to the Credit Agreement as follows:
“(c)    No Event of Default When Available Funds are Sufficient. Notwithstanding the foregoing, it shall not be an Event of Default or Default under Section 8.1 hereof due to the failure of the Borrower to comply with the financial covenants under Section 7.1(a) or Section 7.1(b) with respect to any fiscal quarter, as long as Available Funds are equal to or greater than $30,000,000 as of the last day of such fiscal quarter, as set forth in the Compliance Certificate delivered to the Administrative Agent for such fiscal quarter.”
(r)    Section 8.3. The final paragraph of Section 8.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Notwithstanding the foregoing, no Excluded Swap Obligation of any Guarantor shall be paid with amounts received from such Guarantor or from any Collateral in which such Guarantor has granted to the Administrative Agent a Lien (for the ratable benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement; provided, however, that each party to this Agreement hereby acknowledges and agrees that appropriate adjustments shall be made by the Administrative Agent (which adjustments shall be controlling in the absence of manifest error) with respect to payments received from other Loan Parties in order to preserve the allocation of such payments to the satisfaction of the Obligations in the order otherwise contemplated in this Section 8.3.”
(s)    Compliance Certificate. The form of Compliance Certificate set forth at Exhibit B to the Credit Agreement shall be amended and restated in the form set forth as Exhibit B to this Letter Agreement.

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(t)    Borrowing Base Certificate. The form of Borrowing Certificate set forth at Exhibit I to the Credit Agreement shall be amended and restated in the form set forth as Exhibit C to this Letter Agreement.
SECTION 2    Conditions of Effectiveness. This Amendment Agreement shall become effective as of the date (the “Effective Date”) upon which each of the following conditions precedent is satisfied:
(a)    the Administrative Agent shall have received from the Borrower, the Issuing Lender and the Lenders duly executed original (or, if elected by the Administrative Agent, executed facsimiles followed promptly by executed originals) counterparts of this Amendment Agreement;
(b)    the Administrative Agent shall have received from the Guarantor party thereto a duly executed original of the Guarantor Acknowledgment and Consent attached hereto as Exhibit A;
(c)    the Borrower shall have paid Administrative Agent, for the account of the Lenders, a commitment fee of $62,500.00;
(d)    the Borrower shall have paid, in accordance with Section 10.5 of the Credit Agreement and Section 4 hereof, all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including the reasonable and documented fees and disbursements of outside counsel to the Administrative Agent) which have been invoiced to the Borrower prior to the Effective Date.
SECTION 3    Representations and Warranties. In order to induce the Administrative Agent, the Issuing Lender and the Lenders to amend the Credit Agreement in the manner specified in Section 1 hereof, the Borrower represents and warrants to the Administrative Agent, the Issuing Lender and the Lenders that:
(a)    no Default or Event of Default exists;
(b)    the execution, delivery and performance by the Borrower and each other Loan Party of this Amendment Agreement have been duly authorized by all necessary corporate or other action on the part of the Borrower and such other Loan Party and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable;
(c)    this Amendment Agreement and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower and each other Loan Party party hereto or thereto, and are enforceable against each such Person in accordance with their respective terms, without defense, counterclaim or offset; and
(d)    each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the date hereof, except to the extent that any such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.
SECTION 4    Post-Closing Obligation. On or prior to November 21, 2014, the Borrower shall, and shall cause each other Loan Party to, deliver to the Administrative Agent a certificate of each Loan Party, dated as of such date of delivery and executed by a Responsible Officer of such Loan Party certifying: (i) the Operating Documents of such Loan Party as of such date or that such Operating Documents have not changed since the Closing Date, (ii) the relevant board resolutions or written consents of such Loan Party adopted

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by such Loan Party for the purposes of authorizing such Loan Party to enter into and perform the Loan Documents to which such Loan Party is party, as amended by this Amendment Agreement, (iii) the names, titles, incumbency and signature specimens of those representatives of such Loan Party who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Loan Party, (iv) a long form good standing certificate for each Loan Party certified as of a recent date by the appropriate Governmental Authority of its respective jurisdiction of organization, and (v) certificates of qualification as a foreign corporation issued by each jurisdiction in which the failure of the applicable Loan Party to be so qualified could reasonably be expected to result in a Material Adverse Effect.
SECTION 5    Miscellaneous.
(a)    Reservation. The Borrower acknowledges and agrees that neither the execution nor the delivery by the Administrative Agent, the Issuing Lender or the Lenders of this Amendment Agreement shall (a) be deemed to create a course of dealing or otherwise obligate the Administrative Agent, the Issuing Lender or any Lender to grant modifications of the terms of the Credit Agreement, even under the same or similar circumstances in the future, or (b) be deemed to create an implied waiver of any right or remedy of the Administrative Agent, the Issuing Lender or the Lenders with respect to any term or provision of any Loan Document.
(b)    Governing Law. THIS AMENDMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. This Amendment Agreement is subject to the provisions of Section 10.14 of the Credit Agreement relating to jurisdiction, venue, jury trial waiver and judicial reference, which provisions are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.
(c)    Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment Agreement.
(d)    Entire Agreement; Amendments. This Amendment Agreement, together with the Credit Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment Agreement supersedes all prior drafts and communications with respect hereto and may not be amended except in accordance with the provisions of Section 10.1 of the Credit Agreement.
(e)    Severability. If any term or provision of this Amendment Agreement shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment Agreement, respectively.
(f)    Reimbursement of Costs and Expenses. The Borrower covenants, in accordance with Section 10.5 of the Credit Agreement, to pay or reimburse the Administrative Agent, upon demand, for all reasonable and documented costs and expenses incurred by the Administrative Agent in connection with the development, preparation, negotiation, execution and delivery of this Amendment Agreement.
(g)    Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.
(h)    Loan Document. This Amendment Agreement shall constitute a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Agreement, as of the date first above written.
MATTSON TECHNOLOGY, INC.,
a Delaware corporation,
as the Borrower

By:    /s/ J. Michael Dodson
Name:    J. Michael Dodson
Title:    COO and CFO

S-1
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SILICON VALLEY BANK,
as the Administrative Agent, Issuing Lender and a Lender

By:    /s/ Drew Beito
Name:     Drew Beito
Title:    Vice President

S-2
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EXHIBIT A
GUARANTOR ACKNOWLEDGEMENT AND CONSENT
The undersigned, a Guarantor with respect to the Obligations of the Borrower to the Secured Parties under the terms of the Loan Documents, hereby:

(a)    acknowledges and consents to the execution, delivery and performance by the Borrower of the foregoing Amendment Agreement No. 4;

(b)    represents and warrants that (i) no default exists under the Guarantee and Collateral Agreement or any other Loan Document to which the undersigned is a party, and (ii) the execution and delivery by it of this Guarantor Acknowledgement and Consent (A) are within its corporate power, (B) have been duly authorized by all necessary corporate action, and (C) do not require the consent, approval or authorization of any Person which has not been previously obtained; and

(c)    reaffirms and agrees that the Guarantee and Collateral Agreement to which the undersigned is party, and all other Loan Documents and agreements executed and delivered by the undersigned to the Administrative Agent in connection with the Guarantee and Collateral Agreement, are in full force and effect without defense, offset or counterclaim and will so continue.

All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement (as defined in the Letter Agreement). This Guarantor Acknowledgement and Consent shall constitute a Loan Document under the Credit Agreement.

MATTSON INTERNATIONAL, INC.

By:        /s/ J. Michael Dodson
Name:    J. Michael Dodson
Title:    COO and CFO

Guarantor Consent Signature Page
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EXHIBIT B
AMENDED AND RESTATED FORM OF COMPLIANCE CERTIFICATE
SET FORTH AT EXHIBIT B TO THE CREDIT AGREEMENT
EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
MATTSON TECHNOLOGY, INC.
Date:  ___________ ____, 20____
This Compliance Certificate is delivered pursuant to Section 6.2(b) of that certain Credit Agreement, dated as of April 12, 2013, among MATTSON TECHNOLOGY, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender, and SILICON VALLEY BANK, as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
The undersigned, a duly authorized and acting Responsible Officer of the Borrower, hereby certifies to the Administrative Agent, in his/her capacity as an officer of the Borrower and not in any personal capacity as follows:
1.[Monthly (when Revolving Loans or Letters of Credit are Outstanding), Quarterly and Annually] I have reviewed and am familiar with the contents of this Compliance Certificate.
2.[Monthly (when Revolving Loans or Letters of Credit are Outstanding), Quarterly and Annually] I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). [Except as set forth on Attachment 2, s][S]uch review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.
3.[Monthly (when Revolving Loans or Letters of Credit are Outstanding), Quarterly and Annually] Attached hereto as Attachment 3 are the computations of (a) the Consolidated Quick Ratio for

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purposes of indicating Liquidity and the existence or non-existence of a Liquidity Event, and (b) Available Funds as of the Statement Date.
4.[Quarterly and Annually] Attached hereto as Attachment 4 are the computations of (a)  Consolidated EBITDA as of the Statement Date to determine the addition to the Borrowing Base, (b) the Minimum Consolidated Quick Ratio, and (c) the Minimum Consolidated EBITDA.
5.[Monthly (when Revolving Loans or Letters of Credit are Outstanding), Quarterly and Annually] To the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party is attached hereto as Attachment 5.
6.[Monthly (when Revolving Loans or Letters of Credit are Outstanding), Quarterly and Annually] To the extent not previously disclosed to the Administrative Agent, a list of any material patents, registered trademarks or registered copyrights issued to or acquired by any Loan Party since [the Closing Date][the date of the most recent report delivered].]
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IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.
MATTSON TECHNOLOGY, INC.

By:

Name:

Title:

Attachment 1
to Compliance Certificate
[Attach Financial Statements]
Attachment 2
to Compliance Certificate
Except as set forth below, no Default or Event of Default has occurred. [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrower to be taken on account thereof.]

Attachment 3
to Compliance Certificate
Preliminary Note to Attachment 3 of the Compliance Certificate Calculations
The information described in this Attachment 3 is as of [____________], [____] (the “Statement Date”).

I.	Consolidated Quick Ratio for purposes of determining existence of a Liquidity Event [calculate on each Compliance Certificate]

	A.	Consolidated Quick Assets as of the Statement Date [Insert from

		1.	Unrestricted cash and Cash Equivalents that would appear on a consolidated balance sheet of the Borrower prepared as of the Statement Date in accordance with GAAP:	$___________

		2.	All net accounts receivable that would appear on a consolidated balance sheet of the Borrower prepared as of the Statement Date in accordance with GAAP:	$___________

		3.	Without duplication, all Eligible Advance Billings of the Borrower as of the Statement Date:	$___________

		4.	Consolidated Quick Assets for the Statement Date (this Attachment 3, Lines I.A.1 plus I.A.2 plus I.A.3):	$___________

	B.	Consolidated Current Liabilities as of the Statement Date:		$___________

	C.	Aggregate amount of Deferred Revenue of the Borrower as of the Statement Date (to the extent included in Consolidated Current Liabilities as of such date):		$___________

	D.	Consolidated Quick Ratio for the Statement Date (this Attachment 3, ratio of Line I.A.4 to the sum of I.B minus I.C):		________ to 1

		Minimum required to avoid Liquidity Event (see Credit Agreement definition of “Liquidity Event”):		_____ to 1

		Liquidity Event:	Yes 	No

II.	Available Funds (for the purpose of determining noncompliance with the Financial Covenants under Section 7.1 is an Event of Default) [calculate on each Compliance Certificate]:

A.
Aggregate amount of unrestricted cash and Cash Equivalents held at such time by the Loan Parties at SVB or in Deposit Accounts or Securities Accounts subject to Control Agreements in favor of the Administrative Agent
$___________

	B.	Available Revolving Commitments (obtain from Line 78 of the Borrowing Base Certificate delivered concurrently with this Compliance Certificate)	$___________

	C.	Available Funds (Lines II.A plus II.B)	$___________

Quarterly and Annual Compliance Certificates Only:

If II.C is equal to or greater than $30,000,000, check this box.
   Noncompliance with Financial Covenants under Section 7.1(a) or (b)
   is not an Event of Default

If II.C is less than $30,000,000, check this box.
   Noncompliance with Financial Covenants under Section 7.1(a) or (b) is an
   Event of Default

Attachment 4
to Compliance Certificate

Preliminary Note to Attachment 4 of the Compliance Certificate Calculations
The information described in this Attachment 4 is as of [____________], [____] (the “Statement Date”).

I —Consolidated EBITDA (for the purpose of determining additions to the Borrowing Base) [calculate on each quarterly and annual Compliance Certificate]:

A.	Consolidated EBITDA for the two consecutive fiscal quarter period of the Borrower ended on the Statement Date (the “Subject Period”):

	1.	Consolidated Net Income for the Subject Period:	$___________

	2.	Consolidated Interest Expense for the Subject Period:	$___________

	3.	Provision for taxes based on income for the Subject Period:	$___________

	4.	Total depreciation expenses for the Subject Period:	$___________

	5.	Total amortization expenses for the Subject Period:	$___________

6.
Charges related to equity compensation and other non‑cash items reducing Consolidated Net Income (excluding any such non‑cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add back’ to Consolidated EBITDA:
$___________

	7.	Restructuring and integration expenses and transaction expenses related to Permitted Acquisitions reasonably approved by the Administrative Agent:	$___________

8.
Other non‑cash items increasing Consolidated Net Income for the Subject Period (excluding any such non‑cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period):
$___________

	9.	Interest income for the Subject Period:	$___________

	10.	Consolidated EBITDA for the Subject Period (This Attachment 4, Lines I.A.1 plus I.A.2 plus I.A.3 plus I.A.4 plus I.A.5 plus I.A.6 plus I.A.7 minus I.A.8 minus I.A.9):	$___________

II.	Section 7.1(a) —Minimum Consolidated Quick Ratio [calculate on each quarterly and annual Compliance Certificate]

	A.	Consolidated Quick Ratio as of the Statement Date – obtain from Attachment 3, Line I.D:		____ to 1

		Minimum required (see Section 7.1(a) of the Credit Agreement):		________ to 1
		On or around June 30, 2014	1.00:1.00
		On or around September 30, 2014	1.00:1.00
		On or around December 31, 2014	1.00:1.00
		On or around March 31, 2015	1.00:1.00
		On or around June 30, 2015 and Thereafter	1.25:1.00

Covenant compliance:	Yes 	No 	(See Section 7.1(c) of the Credit Agreement)

III.	Section 7.1(b) —Minimum Consolidated EBITDA [calculate on each quarterly and annual Compliance Certificate]

	A.	Consolidated EBITDA for the two consecutive fiscal quarter period of the Borrower ended on the Statement Date – obtain from this Attachment 4, Line I.A.10:

		Minimum required:	$2,000,000

Covenant compliance:	Yes 	No 	(See Section 7.1(c) of the Credit Agreement)

Attachment 5
to Compliance Certificate

•	[None.][Describe any changes in jurisdiction of organization of any Loan Party.]

EXHIBIT C
AMENDED AND RESTATED FORM OF BORROWING BASE CERTIFICATE
SET FORTH AT EXHIBIT I TO THE CREDIT AGREEMENT
EXHIBIT I
FORM OF BORROWING BASE CERTIFICATE
MATTSON TECHNOLOGY, INC.
Date: [        ]__
MATTSON TECHNOLOGY, INC., a Delaware corporation (the “Borrower”), through the undersigned in [his][her] capacity as a duly authorized officer of such entity or an entity authorized to certify on such entity’s behalf, and not in any individual capacity, hereby certifies to the Administrative Agent and each Lender, in accordance with (i) the Credit Agreement, dated as of April 12, 2013, among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK, as the Issuing Lender, and SILICON VALLEY BANK, as administrative agent and collateral agent for the Lenders (together with its successors in such capacity, the “Administrative Agent”) (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined), and (ii) each of the other Loan Documents, that:

A.    Borrowing Base and Compliance

Pursuant to the Guarantee and Collateral Agreement, the Administrative Agent has been granted, for the ratable benefit of the Secured Parties, a Lien on all Accounts, Inventory and Advanced Billings of the Borrower. The amounts, calculations and representations set forth on Schedule 1 are true and correct in all material respects and were determined in accordance with the terms and definitions set forth in the Credit Agreement. All of the Accounts referred to in Schedule 1 (other than those Accounts designated as ineligible on Schedule 1) are Eligible Accounts, all of the Inventory referred to in Schedule 1 (other than that Inventory designated as ineligible on Schedule 1) is Eligible Inventory, and all of the Advanced Billings referred to in Schedule 1 (other than those Advanced Billings designated as ineligible on Schedule 1) are Eligible Advance Billings. Attached are reports with detailed aged listings of the Borrower’s accounts receivable (by invoice date), accounts payables and deferred revenue schedule, and supporting detail and documentation with respect to the amounts, calculation and representations set forth on Schedule 1, all as reasonably requested by the Administrative Agent pursuant to the Credit Agreement.

B.    General Certifications

The Borrower further certifies to the Administrative Agent and each Lender that: (i) the certifications, representations, calculations and statements herein will be true and correct in all material respects as of the date hereof; (ii) each representation and warranty of each Loan Party contained in or pursuant to any Loan Document (A) to the extent qualified by materiality, is true and correct, and (B) to the extent not qualified by materiality, is true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; (iii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date); and (iv) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Base Certificate to be executed as of the day first written above.

MATTSON TECHNOLOGY, INC.
a Delaware corporation

By:

Name:

Title:

SCHEDULE 1

TO BORROWING BASE CERTIFICATE OF

MATTSON TECHNOLOGY, INC.

The information described in this Schedule 1 is as of [____________], [____].

ACCOUNTS:
i. Book Value of Accounts as of ____________________	$_______________
ii. Additions (please explain on reverse)	$_______________
iii. TOTAL ACCOUNTS	$_______________
DEDUCTIONS TO ACCOUNTS (without duplication)
iv. Accounts that do not arise from the sale of goods or the performance of services by Borrower in the ordinary course of its business	$_______________
v.    Accounts upon which right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever (other than any such contingencies or conditions that have already been satisfied)
$_______________
vi. Accounts as to which Borrower is not able to bring suit or otherwise enforce remedies against the Account Debtor through judicial process or arbitration	$_______________
vii.    Accounts that represent a progress billing consisting of an invoice for goods sold or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer
$_______________
viii.    Accounts to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account in writing (but only to the extent of the amount subject to such defense, counterclaim, setoff or dispute)
$_______________
ix.    Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Accounts for merchandise sold to or services rendered and accepted by the applicable Account Debtor
$_______________
x. Accounts with respect to which an invoice, consistent with the Borrower’s past business practices, has not been sent to the applicable Account Debtor	$_______________
xi. Accounts that (i) are not owned by Borrower, or (ii) are subject to any Lien of any other Person, other than Liens in favor of the Administrative Agent	$_______________
xii. Accounts that arise from a sale to any director, officer, other employee or Affiliate of any Loan Party, or to any entity that has any common officer or director with any Loan Party	$_______________
xiii.    Accounts that are the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof, unless the Administrative Agent, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof
$_______________
xiv.    Accounts that are the obligation of an Account Debtor located in a foreign country, other than (i) as determined on a case-by-case basis where the Administrative Agent is confident of its ability to perfect its security interest therein, (ii) where such obligation is supported by a letter of credit, assigned and delivered to the Administrative Agent and reasonably satisfactory to the Administrative Agent as to form, amount and issuer, or (iii) to the extent such Account Debtor is an Approved Foreign Account Debtor
$_______________
xv.    Accounts to the extent any Group Member is liable to the applicable Account Debtor related to such Account for goods sold or services rendered or to be rendered by such Group Member, but only to the extent of the potential offset
$_______________
xvi.    Accounts that arises with respect to goods that are delivered on a bill‑and‑hold, cash‑on‑delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional (but only to the extent that any such delivery condition then applies)
$_______________
xvii.    Accounts that are in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following: (i) the Account is not paid within 120 days following its original invoice date (irrespective of whether the payment terms relating to such Account permit payment after the 120th day following such acceptance date); provided, however, that to the extent that a portion of such invoice constitutes an Advanced Billing that is due and payable after acceptance of the goods to which such invoice relates, such portion of such invoice that constitutes an Advanced Billing will be deemed to be in default only if such portion is not paid within 120 days after such acceptance; (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any Debtor Relief Law and such petition has not been removed, withdrawn or vacated
$_______________
xviii.    Accounts that are obligations of an Account Debtor where 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in the definition of “Eligible Accounts” appearing in the Credit Agreement
$_______________
xix. Accounts as to which the Administrative Agent’s Lien is not a first priority perfected Lien	$_______________
xx. Accounts as to which any of the representations or warranties in the Loan Documents is untrue	$_______________
xxi. Accounts which are reflected in the Borrowing Base as Eligible Advance Billings or which exceed any credit limit established by the Administrative Agent, in its reasonable credit judgment	$_______________
xxii.    (i) to the extent that the amount of any such Account not constituting a Samsung Account or a TSMC Account, together with all other Accounts owing by such Account Debtor and its Affiliates to the Borrower as of any date of determination exceed 35% of all Eligible Accounts of the Borrower, and (ii) to the extent that the amount of any such Account constituting a Samsung Account or a TSMC Account, together with all other Accounts owing by such Account Debtor and its Affiliates to the Borrower as of any date of determination exceed 60% of all Eligible Accounts of the Borrower
$_______________
xxiii. Accounts that are payable in any currency other than Dollars (unless converted into Dollars on terms reasonably satisfactory to the Administrative Agent)	$_______________
xxiv.    Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of the Borrower’s complete performance (but only to the extent of the amount withheld (sometimes called retainage billings)
$_______________
xxv.    Accounts subject to contractual arrangements between the Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements and where the Account Debtor has a right of setoff for damages suffered as a result of the Borrower’s failure to perform in accordance with the contract setting forth such requirements (sometimes called contracts accounts receivable, progress billings, milestone billings or fulfillment contracts)
$_______________
xxvi. Accounts subject to trust provisions, subrogation rights of a bonding company or a statutory trust	$_______________
xxvii. Accounts owing from an Account Debtor with respect to whom the Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue)	$_______________
xxviii. Accounts for which the Administrative Agent, acting in its commercially reasonable business judgment, exercised in good faith, determines collection to be doubtful	$_______________
xxix. TOTAL DEDUCTIONS TO ACCOUNTS (sum of #4 through #28)	$_______________
ELIGIBLE ACCOUNTS:	$_______________
xxx. Total amount of Eligible Accounts (#3 minus #29)	$_______________
xxxi. BORROWING BASE VALUE OF ELIGIBLE ACCOUNTS (85% of #30)	$_______________

INVENTORY:
xxxii. Value of Total Inventory as of __________________ (valued at the lower of cost (determined on a first in, first out basis) or market)	$_______________
DEDUCTIONS TO INVENTORY (without duplication)
xxxiii.    Inventory consisting of “perishable agricultural commodities” within the meaning of the Perishable Agricultural Commodities Act of 1930, or on which a Lien has arisen or may arise in favor of agricultural producers under any comparable Laws
$_______________
xxxiv.    Inventory which is not owned by the Borrower free and clear of all Liens and rights of others (other than Liens granted in favor of the Administrative Agent for the ratable benefit of the Secured Parties), including Inventory located on leaseholds as to which the lessor has not entered into a consent and agreement providing the Administrative Agent with the right to receive notices of default, the right to repossess such Inventory at any time and such other rights as may be requested by the Administrative Agent
$_______________
xxxv. Inventory that is obsolete, spoiled, damaged, unusable or otherwise unavailable for sale	$_______________
xxxvi. Inventory consisting of promotional, marketing, packaging or shipping materials and supplies	$_______________
xxxvii. Inventory that fails to meet all standards imposed by any Governmental Authority having regulatory authority over such Inventory or its use or sale	$_______________
xxxviii.    Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which the Borrower has received notice of a dispute in respect of any such agreement
$_______________
xxxix. Inventory located outside the United States or Canada	$_______________
xl.    Inventory that is not in the possession of or under the sole control of the Borrower (other than evaluation units placed at customer locations in the ordinary course of business for which the Borrower retains title)
$_______________
xli. Inventory with respect to which the representations and warranties set forth in Section 4 of the Guarantee and Collateral Agreement applicable to Inventory are not correct	$_______________
xlii.    Inventory in respect of which the Guarantee and Collateral Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority Lien or security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, securing the Obligations
$_______________
xliii. Inventory which is comingled with property of a person other than the Borrower	$_______________
xliv. Inventory that is the subject of any Advanced Billing that is otherwise reflected in the Borrowing Base	$_______________
xlv.    Inventory which the Administrative Agent, acting in its commercially reasonable business judgment exercised in good faith, considers unacceptable due to age, type, category or quantity or is otherwise ineligible
$_______________
xlvi. TOTAL DEDUCTIONS TO INVENTORY (sum of #33 through #45)	$_______________
xlvii. Total amount of Eligible Inventory (#32 minus #46)	$_______________
xlviii. BORROWING BASE VALUE OF ELIGIBLE INVENTORY (50% of the Eligible Inventory valued at the lower of cost (determined on a first in, first out basis) or market)	$_______________

ADVANCED BILLING:
xlix. Value of Advanced Billings as of _________________	$_______________
l. Additions (please explain on reverse)	$_______________
li. TOTAL ADVANCED BILLINGS (sum of #49 and #50)	$_______________
DEDUCTIONS TO ADVANCED BILLINGS (without duplication)
lii. Advanced Billings relating to Inventory in respect of which an invoice has not been delivered to the applicable customer	$_______________
liii. Advanced Billings relating to Inventory not in the process of being installed for the benefit of an applicable customer	$_______________
liv.    Advanced Billings relating to Inventory not yet accepted by the applicable customer by the date occurring 180 days after the date on which such customer received such Inventory (by delivering an acceptance certificate to the Borrower evidencing such acceptance or other means reasonably acceptable to the Administrative Agent)
$_______________
lv. Advanced Billings the Inventory the subject of which is otherwise reflected in the Borrowing Base as Eligible Inventory	$_______________
lvi. Advanced Billings in respect of which an Eligible Account is otherwise reflected in the Borrowing Base	$_______________
lvii.    Advanced Billings relating to Inventory, the payment obligation by the applicable customer in respect of such purchase related to which remains contingent upon any other action by the Borrower, such customer or any other third Person
$_______________
lviii. TOTAL DEDUCTIONS TO ADVANCED BILLINGS (sum of #52 through #57)	$_______________
lix. Total amount of Eligible Advance Billings (#51 minus #58)	$_______________
lx.    BORROWING BASE VALUE OF ELIGIBLE ADVANCE BILLINGS (85% of #59 (provided, however, that the availability for such Eligible Advance Billings hereunder shall not exceed an amount equal to 20% of the aggregate amount of the Borrowing Base at such time))
$_______________

RESERVES:
lxi. Occupancy Charges Reserves	$_______________
lxii. Aggregate amount of Reserves, if any, established by the Administrative Agent, in its reasonable credit judgment, against Eligible Accounts, Eligible Inventory and/or Eligible Advance Billings	$_______________
lxiii. TOTAL RESERVES (#61 plus #62)	$_______________

FOUR TIMES TRAILING TWO-QUARTER CONSOLIDATEED EBITDA:
lxiv. Trailing Two-Quarter Consolidated EBITDA (as evidenced on Attachment 4, line I.A.10 on the most-recently delivered fiscal quarter Compliance Certificate)	$_______________
lxv. FOUR TIMES TRAILING TWO-QUARTER CONSOLIDATED EBITDA (4 times #64)	$_______________

BORROWING BASE
lxvi. Borrowing Base value of Eligible Accounts (#31)	$_______________
lxvii. Borrowing Base value of Eligible Inventory (#48)	$_______________
lxviii. Borrowing Base value of Eligible Advance Billings (#60)	$_______________
lxix. Total Reserves (#63)	$_______________
lxx. Four Times Trailing Two-Quarter Consolidated EBITDA (#65)	$_______________
lxxi. TOTAL BORROWING BASE (#66 plus #67 plus #68 minus #69 plus #70)	$_______________
AVAILABILITY UNDER REVOLVING FACILITY
lxxii. Total Revolving Commitments in effect on date hereof	$_______________
lxxiii. Borrowing Base (#71)	$_______________
lxxiv. Lower of #72 and #73	$_______________
lxxv. The aggregate undrawn amount of all outstanding Letters of Credit as of the date hereof	$_______________
lxxvi. The aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans as of the date hereof	$_______________
lxxvii. The aggregate principal balance of any Revolving Loans outstanding as of the date hereof	$_______________
lxxviii. AVAILABLE REVOLVING COMMITMENTS (#74 minus #75 minus #76 minus #77)	$_______________

COMMENTS:
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: __________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: ___________________________
Compliance Status: Yes No

Exhibit B

sf-3452707